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                                                                    Exhibit 10.8

                               ADVISORY AGREEMENT


         This Advisory Agreement (this "Agreement") is entered into as of the 29th day of October, 1998 by and between Simmons Holdings, Inc., a Delaware corporation (the "Holdings"), Simmons Company, a Delaware corporation (the "Company") and Fenway Partners, Inc., a Delaware corporation ("Fenway").

                  WHEREAS, Fenway has provided advisory and other services to Holdings and the Company in connection with the acquisition by funds affiliated with Fenway (the "Fenway Funds") of Simmons Holdings, Inc. (the "Acquisition") and the senior secured financing (the "Senior Financing") being provided for the Acquisition pursuant to a credit agreement dated on or about the date hereof by Goldman Sachs Credit Partners L.P. as joint lead arranger and syndication agent, Warburg Dillon Read LLC, as joint lead arranger, and UBS A.G., Stamford Branch as administrative agent and the lending institutions from time to time party thereto;

                  WHEREAS, subject to the terms and conditions of this Agreement, Holdings and the Company desire to retain Fenway to provide certain management and advisory services to Holdings and the Company, and Fenway desires to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SERVICES. Fenway hereby agrees that, during the term of this Agreement (the "Term"), it will:

         a. provide Holdings and the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with senior secured financing from banks or other financial institutions or other entities on terms and conditions satisfactory to Holdings and the Company; and

         b. provide Holdings and the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

                  (i)      advice with respect to the investment of funds; and


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                  (ii)     advice with respect to the development and
                           implementation of strategies for improving the operating, marketing and financial performance of Holdings and the Company.

2.       PAYMENT OF FEES. The Company hereby agrees to:

         a. pay to Fenway (or its designee) a fee in the amount of five million, one hundred thousand dollars ($5,100,000) and 379,119.069 shares of Class B Common Stock of Holdings in connection with the structuring of the Acquisition and the Senior Financing, together with reimbursement of Fenway's reasonable out-of-pocket expenses incurred on behalf of the Company through the closing date in connection with the Acquisition, such fees and expenses being payable by the Company at the closing of the Acquisition;

         b. during the Term, pay to Fenway (or its designee) management fees as follows (subject to adjustment as provided below): for the Term of this Agreement, for each fiscal year, an amount equal to 1/4 of 1% of net sales for the immediately preceding fiscal year or such other amount (or formula) as may be mutually agreed among Holdings, the Company and Fenway, in each case in exchange for the services provided to Holdings and the Company by Fenway, as more fully described in Section 1 of this Agreement, such fees being payable by Holdings and the Company quarterly in advance, the first such payment to be made at or promptly after the closing of the Acquisition;

         c. during the Term, allow Fenway to participate in the negotiation and consummation of any acquisition transactions by Holdings or the Company or any of its direct or indirect subsidiaries, and pay to Fenway (or an affiliate of Fenway designated by it) such customary fee as may be charged therefor by Fenway in connection therewith; provided, however, that in each case such fee shall not exceed the greater of (i) $1,000,000 or (ii) one and one-half percent (1 1/2%) of the aggregate transaction value (including liabilities assumed); and provided further that such fee shall be due and payable for the foregoing services at the closing of such transaction; and

         d. in the event of an acquisition or series of acquisitions of another business or businesses (whether by stock or asset purchase, merger or otherwise) wherein the acquired entities or businesses have an aggregate enterprise value in excess of $25,000,000, thereafter, if appropriate under the circumstances, pay to Fenway an increase to the management fees payable pursuant to Section 2(b) above as is mutually agreed by the Company and Fenway (it being agreed that the amount of any such increase will be negotiated in good faith between the Company and Fenway).


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         e.       in the event of an initial public offering of Common Stock of
                  Holdings or the Company, the parties agree to negotiate in good faith any adjustments to the fee as may be customary and appropriate based upon market conditions and the participation of Fenway in the business, financings and acquisition of Holdings and the Company (including, if applicable the termination of the Agreement); provided, however, that, nothing contained herein shall require Holdings or the Company to pay Fenway the present value of future payments under this Agreement through the term of this Agreement or any other fee in respect of such termination or adjustment.

         Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to such account(s) as Fenway may specify to the Company in writing prior to such payment.

3. TERM. This Agreement shall continue in full force and effect, unless and until terminated by mutual consent of the parties, for a minimum of ten years; and thereafter for so long as Fenway (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that:

         a. either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof;

         b. this Agreement shall terminate automatically upon the earliest date upon which the Fenway Funds and their respective affiliates shall cease to retain the power to elect or cause the election of a majority of the board of directors of Holdings; and

         c.       each of (i) the obligations of Holdings and the Company under
                  Section 4 below, (ii) any and all accrued and unpaid obligations of Holdings and the Company owed under Section 2 above and (iii) the provisions of Sections 4(b) and 7 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

4.       EXPENSES; INDEMNIFICATION.

         a. Expenses. Whether or not the Acquisition or any of the other transactions contemplated by this Agreement or any other agreement executed in connection herewith shall be consummated, Holdings and the Company agree to pay on demand reasonable expenses incurred by Fenway and the Fenway Funds in connection with this Agreement, the Acquisition and such other transactions and

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                  all operations hereunder or otherwise incurred in connection with the Acquisition or the Company, including but not limited to:

                  (i) the reasonable fees and disbursements of: (A) Ropes & Gray, special counsel to Fenway and the Fenway Funds,
                           (B) Ernst & Young, accountant to Fenway and the Fenway Funds, and (C) any other consultants or advisors retained by Fenway, the Fenway Funds or either of the parties identified in clauses (A) and
                           (B) arising in connection therewith (including but not limited to the preparation, negotiation and execution of this Agreement and any other agreement executed in connection herewith or in connection with the Acquisition, the Senior Financing or the consummation of the other transactions contemplated hereby (and any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies hereunder or thereunder) and the operations of Holdings and the Company and any of its subsidiaries), and

                  (ii) any out-of-pocket expenses incurred by Fenway in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of Holdings and the Company or any of its affiliates.

         b. Indemnity and Liability. Holdings and the Company hereby agree to indemnify, exonerate and hold each of Fenway, and the Fenway Funds, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Acquisition, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Holdings and the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to Holdings and the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.


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5.       ASSIGNMENT, ETC. Neither party shall have the right to assign this
         Agreement; provided, however, that notwithstanding the foregoing prohibition, (a) Fenway may assign all or part of its rights and obligations hereunder to any affiliate of Fenway which provides services similar to those called for by this Agreement, in which event Fenway shall be released of all of its rights and obligations hereunder, and (b) the provisions hereof for the benefit of the Fenway Fund shall inure to the benefit of their successors and assigns.

6. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of Fenway and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.       MISCELLANEOUS.

         a. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         b. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and
                  (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of FORUM NON CONVENIENS, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the

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                  parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

         c. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

8. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

9. NOTICE. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service

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         receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

         If to Holdings or the Company, to it at:

                  Simmons Holdings, Inc.
                  Simmons Company
                  One Concourse Parkway, Suite 600
                  Atlanta, Georgia  30328
                  Attention: Zenon S. Nie

                  With a Copy to:

                  Jones, Day, Reavis & Pogue
                  Suite 3500
                  One SunTrust Plaza
                  Atlanta, Georgia  30308
                  Attention:  Lizanne Thomas

         If to Fenway, to it at:

                  Fenway Partners, Inc.
                  152 West 57th Street
                  New York, NY   10019
                  Attention:  Richard C. Dresdale

                  With a Copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110
                  Attention:  Lauren I. Norton

10. SEVERABILITY. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by

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         limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

11.       DISCLAIMER AND LIMITATION OF LIABILITY.

         a. Disclaimer. Fenway makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder.

         b. Standard of Care. In no event shall Fenway be liable to Holdings or the Company or any of its affiliates for any act, alleged act, omission or alleged omission on the part of Fenway that does not constitute gross negligence or willful misconduct.

         c. Freedom to Pursue Opportunities, Etc. In anticipation that Holdings, the Company and Fenway (or one or more affiliates, associated investment funds or portfolio companies, or clients of Fenway) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor's duties in determining the full scope of such duties in any particular situation, the provisions of this clause (c) are set forth to regulate, define and guide the conduct of certain affairs of Holdings and the Company as they may involve Fenway. Except as Fenway may otherwise agree in writing after the date hereof:

                  (i) Fenway shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as Holdings or the Company, including those competing with Holdings or the Company, and (B) do business with any client or customer of Holdings or the Company;

                  (ii) Neither Fenway nor any officer, director, employee, partner, affiliate or associated entity thereof shall be liable to Holdings or the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and

                  (iii) In the event that Fenway acquires knowledge of a potential transaction or matter that may be a corporate opportunity for Holdings or the Company and Fenway or any other person, Fenway shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to Holdings or the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to Holdings or the

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                           Company or any of its affiliates for breach of any
                           duty (contractual or otherwise) by reason of the fact that Fenway directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to Holdings or the Company.

         d. Limitation of Liability. In no event will any party hereto be liable to the other for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Fenway hereunder.

12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.


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                                                            [Advisory Agreement]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

HOLDINGS:                                SIMMONS HOLDINGS, INC.


                                         By /s/ Zenon S. Nie
                                            ------------------------------
                                          Title:  Chief Executive Officer

The Company:                             SIMMONS COMPANY


                                         By /s/ Zenon S. Nie
                                            ------------------------------
                                          Title:  Chief Executive Officer

FENWAY:                                  FENWAY PARTNERS, INC.


                                         By /s/ Gregory P. Meredith
                                            ------------------------------
                                          Title: Managing Director